 Exhibit 14.2

Independent Registered Public Accounting Firm’s Consent

We consent to the inclusion in the Registration Statement of SAI.TECH Global Corporation on Form F-1 (333-265333) and incorporation by reference in the Registration Statement of SAI. TECH Global Corporation on Form S-8 (333-267942) of our report dated October 15, 2021 with respect to our audit of the consolidated statements of operations and comprehensive income and cash flows of SAITECH Limited for the year ended December 31, 2020, which report is included in this Annual Report on Form 20-F of SAI.TECH Global Corporation for the year ended December 31, 2022. We were dismissed as auditors on March 29, 2022 and, accordingly, we have not performed any audit or review procedures with respect to any financial statements appearing in such annual report for the periods after the date of our dismissal. We also consent to the reference to our Firm under the heading “Experts” in Form F-1 (333-265333).

/s/ Marcum Asia CPAs LLP

Marcum Asia CPAs LLP

(Formerly Marcum Bernstein & Pinchuk LLP)

New York, NY

April 19, 2023